UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 11, 2016
Date of Report
(Date of earliest event reported)
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Core-Mark Holding Company, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 415, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)
(650) 589-9445
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On January 11, 2016, Core-Mark Holding Company Inc. (the "Company") and its subsidiaries entered into a Seventh Amendment to its credit facility, which matures in May 2020. The amendment increases the size of the Company's credit facility from $200 million to $300 million. The amendment also includes an expansion feature to give Core-Mark the option to further increase the size of the credit facility by an additional $100 million to a total of $400 million if exercised.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Seventh Amendment which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Item 8.01.    Other Events.
On January 12, 2016, the Company issued a press release announcing the Seventh Amendment to its credit facility, which matures in May 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
The following is filed as an exhibit to this report:

Number	Description
10.1
Seventh Amendment to Credit Agreement, dated as of January 11, 2016, by and among Core-Mark Holding Company, Inc. and its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release of Core-Mark Holding Company, Inc. dated January 12, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE-MARK HOLDING COMPANY, INC.

Date: January 12, 2016	By:	/s/ Stacy Loretz-Congdon
	Name:	Stacy Loretz-Congdon
	Title:	Chief Financial Officer